Exhibit 99.1

Biovest Announces Confirmation of Plan of Reorganization

TAMPA, FL – October 28, 2010 – Biovest International, Inc. (OTCQB: “BVTI”) announced today that at a hearing held on October 27, 2010, the Company’s Plan of Reorganization was confirmed (i.e., approved) by the U.S. Bankruptcy Court for the Middle District of Florida, Tampa Division. Biovest is scheduled to emerge from Chapter 11 as a fully restructured company by mid-November 2010.

As confirmed, the Plan of Reorganization restructures Biovest’s balance sheet by reducing outstanding debt, rescheduling debt payment obligations and reducing operating expenses. Under the Plan, stockholders retain their common shares. An important part of the confirmed restructuring is a $7 million financing which was announced earlier this week, proceeds of which are to be used in part to support the advancement of BiovaxID®, an autologous active immunotherapy (personalized cancer vaccine) for the treatment of certain B-cell lymphomas. Confirmation also finalizes structural changes to certain agreements including the reduction of the outstanding royalty on BiovaxID sales from 35% to 6.30%, thus expected to enhance Biovest’s commercial and partnering opportunities.

Biovest’s President and General Counsel, Mr. Samuel S. Duffey, commented, “Confirmation of our Plan of Reorganization is a major accomplishment as both Biovest and our stakeholders stand to benefit enormously as we execute long-term strategic plans to bring our products to market and serve those patients in need. While the financial restructuring reflected in our confirmed Plan is of obvious significance, we also made major changes by restructuring our product development team, data management & analysis systems, regulatory affairs and business development with results that we expect will soon be reflected by a series of significant milestones. While Biovest is committed to the advancement of BiovaxID and to becoming a leader in the development of personalized cancer vaccines, we also expect contributing growth to be generated by building our hollow fiber instruments business and by adding important new biotechnology opportunities. It is with great appreciation that we thank our employees, creditors, stockholders and investors for their support throughout the Chapter 11 process.”

About Biovest International, Inc.

Biovest International, Inc. is an emerging leader in the field of active personalized immunotherapies. In collaboration with the National Cancer Institute, Biovest has developed a patient-specific, cancer vaccine, BiovaxID®, with three clinical trials completed, including a Phase III study, demonstrating evidence of safety and efficacy for the treatment of indolent follicular non-Hodgkin’s lymphoma and mantle cell lymphoma.

Headquartered in Tampa, Florida with its bio-manufacturing facility based in Minneapolis, Minnesota, Biovest is publicly-traded on the OTCQB™ Market with the stock-ticker symbol “BVTI”, and is a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc. (OTCQB: “ABPIQ”).

For further information, please visit: http://www.biovest.com

Special Note: Biovest expects to soon launch its new website.

Biovest International, Inc. Corporate Contact:

Douglas Calder, Director of Investor Relations & Public Relations

Phone: (813) 864-2558 / Email: dwcalder@biovest.com

Forward-Looking Statements:

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to statements about BiovaxID®, AutovaxID™, events occurring after dates hereof, and any other statements relating to products, product candidates, product development programs, the FDA or clinical study process including the commencement, process, or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Biovest to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Biovest undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.